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                                                                   Exhibit 10.55

                                                       ATTACHMENT II
                                                       to Amendment and Consent
                                                       to First Credit Agreement

                                   FIRST AMENDMENT
                              TO SLOT SECURITY AGREEMENT

          FIRST AMENDMENT TO SLOT SECURITY AGREEMENT (this "Amendment"), dated as of November 12, 1998, by and between NORTHWEST AIRLINES, INC., a Minnesota corporation (together with its successors and permitted assigns, the "Pledgor") and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Slot Security Agreement referred to below.

                               W I T N E S S E T H :

          WHEREAS, Northwest Airlines Corporation, a Delaware corporation, NWA Inc., a Delaware corporation, the Pledgor, the Banks (as defined in the First Credit Agreement), ABN Amro Bank N.V., as Compliance Agent, Bankers Trust Company, as Administrative Agent, Chase Securities Inc., as Syndication Agent, Citibank N.A., as Documentation Agent, and National Westminster Bank Plc and U.S. Bank National Association, as Agents, are parties to a Credit Agreement dated as of December 15, 1995, as amended and restated as of October 16, 1996, as further amended and restated as of December 29, 1997, as further amended as of January 23, 1998 and as further amended on May 12, 1998 (as amended, modified and/or supplemented through the date hereof, the "First Credit Agreement");

          WHEREAS, the Pledgor and the Collateral Agent, for the benefit of the Banks and the Agents under, and any other lender from time to time party to, the First Credit Agreement, are parties to a Slot Security Agreement dated as of May 12, 1998 (as amended, modified and/or supplemented through the date hereof, the "Slot Security Agreement"); and

          WHEREAS, the parties hereto wish to amend certain provisions of the Slot Security Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Section 6 of the Slot Security Agreement is hereby amended by inserting the following new Section 6(vi) immediately after Section 6(v) appearing therein:

               "(vi) SUBSTITUTION OF PLEDGED SLOTS.

          (I) The Pledgor shall have the right at its option at any time, on at least five (5) Business Days' prior written notice to the Collateral Agent, to substitute for one or more Pledged Slot(s) one or more Replacement Slots so long as on the date of such replacement, no Event of Default shall have occurred and be continuing, each such Replacement Slot is free and clear of all Liens except Permitted Liens and the aggregate

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     appraised value (as determined by an appraisal, dated not more than ten
     Business Days prior to the date of such substitution, by an independent appraisal firm satisfactory, at the time of such appraisal, to the Collateral Agent setting forth the fair market value, as determined on a basis consistent with the most recent Appraisal of the Pledged Slots, as of the date of such appraisal, of the Replacement Slot(s)) of the Replacement Slot(s) shall be not less than the aggregate Appraised Value of the Pledged Slot(s) for which the Replacement Slot(s) are being substituted (as determined in accordance with the most recent Appraisal of such Pledged Slot(s)).

          (II) Upon the Company having provided a Replacement Slot(s) as provided for in Section 6(vi)(I) above, the Lien of this Agreement shall continue with respect to such Replacement Slot(s) as though no substitution had occurred; the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Agreement the replaced Pledged Slot(s) upon the occurrence of the substitution by executing and delivering to the Company such documents and instruments, prepared at the Company's expense, as the Company may reasonably request to evidence such release.

          (III) CONDITIONS TO SLOT SUBSTITUTION.

          (i) The Company's right to make a substitution under Section 6(vi)(I) hereof shall be subject to the fulfillment, at the Company's sole cost and expense and in addition to the conditions contained in such Section 6(vi)(I), of the following conditions precedent:

                    (A) an appraisal for the Replacement Slot(s) satisfying the requirements of Section 6(vi)(I);

                    (B) such Uniform Commercial Code financing statements covering the Lien created by this Agreement as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Slot(s); and

                    (C) an Officer's Certificate of the Pledgor stating (a) that on the substitution date no Event of Default shall have occurred and be continuing, (b) each of the conditions specified in this paragraph (vi) with respect to such Replacement Slot(s) have been satisfied, (c) all the material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to 14 C.F.R. Part 121) which are required by the DOT or the FAA and which are adequate for the Pledgor to use the Replacement Slot(s) are in full force and duly issued to the Pledgor;

               (b) The Pledgor shall cause the Replacement Slot(s) to be subject to the Lien of this Agreement, free and clear of Liens (other than Permitted Liens and subject to the Federal Aviation Act and/or the ability of the FAA to withdraw slots);

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               (c)  The Pledgor shall have been duly authorized to hold the
          Replacement Slot(s) pursuant to authority granted by the FAA pursuant to Title 14 of the Code of Federal Regulations, Part 93;

               (d) The Pledgor shall have caused evidence of its title to be duly recorded, filed, or filed for recording, to the extent permitted or required under any applicable law, by the Pledgor as owner;

               (e) The Collateral Agent shall have received evidence satisfactory to it with respect to the matters covered by subparagraphs (b), (c) and (d) above;

               (f) The Collateral Agent shall, at the expense of the Pledgor, have received an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, from a counsel selected by the Pledgor and reasonably satisfactory to the Collateral Agent to the effect that (x) the Replacement Slot(s) have been made subject to the Lien of this Agreement and (y) all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority of the interests in the Collateral which the Agreement purports to create; and

               (g) The Collateral Agent shall have received from the Pledgor such documents and evidence with respect to the Pledgor as the Collateral Agent may reasonably request in order to establish the consummation of the transactions contemplated by this Section 6(vi), and evidence of taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 6(vi), in each case in form and substance reasonably satisfactory to the Collateral Agent."

          2. Section 15(a) of the Slot Security Agreement is hereby amended by deleting the last sentence thereof and inserting in lieu thereof the following new sentence:

               "As used in this Agreement, "Termination Date" shall mean the earlier to occur of (x) the Temporary Amendment Expiry Date which shall only be deemed to occur if the conditions set forth in paragraph 3 of the Temporary Amendment as such paragraph 3 is amended by the Amendment and Consent to the Credit Agreement, dated as of November 12, 1998 are satisfied and (y) the first date upon which the Total Commitment and all Letters of Credit have been terminated, no Note is outstanding (and all Loans have been paid in full) and all other Obligations then owing have been paid in full."

          3. Section 16 to the Slot Security Agreement is hereby amended by deleting the definition of Pledged Slots appearing therein and inserting the following new definition in lieu thereof:

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          " 'Pledged Slots' shall mean the takeoff and landing rights of the
     Borrower identified on Schedule I hereto, and any Replacement Slot(s) that may from time to time be substituted, pursuant to Section 6(vi) of this Agreement, for any such Pledged Slot(s)."

          4. Section 16 to the Slot Security Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

          " 'Replacement Slot' means takeoff and landing rights which have been made subject to the Lien of this Agreement pursuant to Section 6(vi)."

          5. This Amendment is limited precisely as written and shall not be deemed to be a modification, acceptance or waiver of any other term, condition or provision of the Slot Security Agreement or any of the instruments or agreements referred to therein.

          6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          8. This Amendment shall become effective for all purposes on the date (the "Amendment Effective Date") when the Pledgor and the Collateral Agent shall have duly executed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Collateral Agent at its Notice Office.

          9. From and after the Amendment Effective Date all references in any Credit Document to the Slot Security Agreement shall be deemed to be references to such Slot Security Agreement as amended hereby.

                               *      *      *

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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment to the Slot Security Agreement as of the date first above written.



                                   NORTHWEST AIRLINES, INC.


                                   By  /s/ Rolf S. Andresen
                                       ----------------------------------
                                       Name:  Rolf S. Andresen
                                       Title: Vice President Finance
                                              and Chief Accounting Officer

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                                   BANKERS TRUST COMPANY
                                     as Collateral Agent

                                   By  /s/ Robert R. Telesca
                                       ----------------------------------
                                       Name:  Robert R. Telesca
                                       Title: Assistant Vice President